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                                                                  Exhibit 10.13


                              GUARANTY AGREEMENT

     THIS GUARANTY AGREEMENT ("Guaranty Agreement"), made and entered into as of the 1st day of December, 1987, by and among NATIONAL HEALTHCORP L.P., a Delaware limited partnership (the Partnership Guarantor JACKS O. McCARVER an individual resident of the State of Texas (the "Individual Guarantor") (the Partnership Guarantor and the Individual Guarantor being some times hereinafter referred to individually as a Guarantor and collectively as the "Guarantors") and THE TORONTO-DOMINION Bank acting through its Chicago-Branch (the "Banks");

                              W I T E S S E T H :

     WHEREAS, the Issuers have heretofore issued, or will issue the Bonds pursuant to their respective Indentures with the Trustees; and

     WHEREAS, the proceeds of the Bonds have heretofore been loaned by or will be loaned by, the Issuers to Florida Convalescent Centers, Inc., a Florida corporation (together with its successors and permitted assigns, the "Borrower"), or have been or will be utilized by the Issuers, pursuant to the Financing Agreements (as hereinafter defined), for the purpose of refunding the Refunded Bonds; and

     WHEREAS, subject to the terms and conditions of that certain Reimbursement Agreement of even date herewith (as the same may be amended from time to time, the "Reimbursement Agreement") between the Borrower and the Bank, and acknowledged by the Guarantors, the Bank has agreed to issue for the account of the Borrower certain Letters of Credit to assure the timely payment of the principal of and interest on the Bonds, and the purchase price of Bonds tendered for purchase pursuant to the Indentures; and

     WHEREAS, pursuant to the provisions of the Reimbursement Agreement, the Borrower will be responsible for amounts drawn under the Letters of Credit, and for fees and other amounts due with respect to the Letters of Credit; and

     WHEREAS, it is a condition to the issuance of the Letters of Credit that the Guarantors jointly severally and unconditionally guarantee to the Bank the payment of all amounts owing by the Borrower from time to time under the Reimbursement Agreement and certain other amounts and obligations; and

     WHEREAS, the Individual Guarantor is the sole shareholder of the Borrower and the Partnership Guarantor has heretofore entered into one or more agreements with the Borrower whereby the Partnership Guarantor agreed to provide working capital to the


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Borrower and to guarantee certain obligations of the Borrower with respect to the Projects; and

     WHEREAS, the Guarantors are desirous that the Bank issue the Letters of Credit and are willing to enter into this Guaranty Agreement in order to induce the Bank to issue the Letters of Credit so as to enhance the marketability of the Bonds and thereby achieve interest cost and other savings;

     NOW, THEREFORE in consideration of the premises and in order to enhance the marketability of the Bonds and thereby achieve interest cost and other savings, the Guarantors do hereby, subject to the terms hereof, jointly and severally covenant and agree with the Bank as follows:

                                    ARTICLE I

                                   Definitions

     Section 1.1 Definitions. For purposes of this Guaranty Agreement, the following terms shall have the following meanings:

     "Accumulated Funding Deficiency" has the meaning assigned to that term in
Section 302 of ERISA.

     "Affiliate" means any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, any Guarantor.

     "Applicable Law" means in respect of any Person, all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party.

     "Authorized Signatory" means such personnel of the Partnership Guarantor or its managing general partner as may be designated in writing by the Partnership Guarantor to the Bank as having authority to sign documents, certificates and other instruments to be signed on behalf of the Partnership Guarantor.


     "Capitalized Lease Obligation" means, with respect to any Person, that portion of any obligation as lessee which at the time would be required to be capitalized on the balance sheet of such lessee ii) accordance with Financial Accounting Standards Board Statement No. 13 dated November 1976, as it may be amended

     "Consolidated Current Assets" means the aggregate, after eliminating intercompany items, of all Current Assets of the Partnership Guarantor and its Subsidiaries, consolidated in accordance with GAAP.

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     "Consolidated Current Liabilities" means the aggregate, after eliminating intercompany items, of all Current Liabilities of the Partnership Guarantor and its Subsidiaries, consolidated in accordance with GAAP

     "Consolidated Funded Debt" means the aggregate, after eliminating intercompany items, of all Funded Debt of the Partnership Guarantor and its Subsidiaries, consolidated in accordance with GAAP.

     "Consolidated Net Income" means the aggregate, after eliminating intercompany items, of all Net Income of the Partnership Guarantor and its Subsidiaries, consolidated in accordance with GAAP.

     "Consolidated Tangible Net Worth" means the aggregate, after eliminating intercompany items, of all Tangible Net Worth of the Partnership Guarantor and its Subsidiaries, consolidated in accordance with GAAP.

     "Current Assets" means, with respect to any Person, the aggregate amount of all assets which would, in accordance with GAAP, properly be classified as current assets; provided, however, such method of determination shall be modified where in conflict with the following: Current Assets will include only those assets which may, in the ordinary course of business, be reasonably converted into cash within a period of one (1) year from the date as of which such computation is being made, and Current Assets will exclude (i) loans and advances to or receivables due from employees, partners or officers of such Person, (ii) all deferred assets, other than prepaid items such as insurance, taxes, interest, commissions, rents, royalties and similar items, and (iii) any properties or assets located outside the continental United States.

     "Current Liabilities" means, with respect to any Person, the aggregate amount of all current obligations, as determined in accordance with GAAP, but in any event shall include all obligations except those having a maturity date which is more than one (1) year from the date as of which such computation is being made.

     "Current Maturities of Funded Debt" means, with respect to any Person, that portion of its Indebtedness which matures or becomes due within one (1) year from the date as of which such computation is made and which formerly qualified as Funded Debt.

     "Current Ratio" means the ratio of Consolidated Current Assets to Consolidated Current Liabilities.

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     "Debt Service Coverage Ratio" means, with respect to any Person for any period, a ratio of (i) the sum of Net Income and Operating Lease Obligations, depreciation, amortization and interest expense of such Person for such period to (ii) the sum of Current Maturities of Funded Debt and interest expense, Operating Lease Obligations and payments required to fund obligations guaranteed by such Person.

     "Equity" means the total partners' equity of the Partnership Guarantor (including the par value of the issued and outstanding capital stock, capital surplus and retained earnings of all of the Partnership Guarantor's Subsidiaries).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Event of Default" mean any of the events specified in Section 6.1 hereof, provided that any requirement for notice or lapse of time has been satisfied;

     "Facility" means any nursing home or health care facility or part thereof (including without limitation, related medical office buildings, parking lots or other related real property) owned, operated or managed by the Partnership Guarantor or any of its Subsidiaries; together with any other nursing home or health care facility or part thereof which is hereafter acquired by the Partnership Guarantor or any of its Subsidiaries, in each case, including, without limitation, the land on which such facility is located, all buildings and other improvements thereon, all fixtures, equipment, inventory and other tangible personal property located in or used in connection with such facility and all accounts receivable and other intangible personal property related to the operations of such facility, all whether now or hereafter existing.

     "Facility Guaranty Agreements" means the Agreements to Guarantee between the Borrower and the Partnership Guarantor (as successor in interest to National Health Corporation, a Tennessee corporation), pursuant to which the Partnership Guarantor has agreed to guarantee certain obligations of the Borrower with respect to the financing of the Projects, together with any amendments or supplements thereto, any replacements thereof and any new, similar agreements which the Borrower and the Partnership Guarantor may hereafter enter into with respect to Facilities other than the Projects, as the latter agreements may be amended or supplemented from time to time.

     "Funded Debt" means, with respect to any Person, all obligations and indebtedness issued, incurred, assumed or guaranteed by such Person or for the payment of which such Person is otherwise liable, directly or indirectly, whether or not such


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obligations and indebtedness now exist or shall hereafter be created, which mature or become due more than one (1) year after the date on which a calculation of Funded Debt is being made, and shall include all Capitalized Lease Obligations.

     GAAP, means, as in effect from time to time, generally accepted accounting principles consistently applied.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing.

     "Guaranty" or "guarantee" as applied to an obligation, means and includes
(a) any guaranty or other agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of any part or all of such obligation, including, without limiting the foregoing, the payment or reimbursement of amounts drawn down by beneficiaries of letters of credit.

     "Indebtedness" means, with respect to any Person, (i) all items, except items of capital stock or of surplus or of general contingency or deferred tax reserves, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person,
(ii) to the extent not otherwise included, all obligations secured by any Lien to which any property or assets owned by such Person is subject, whether or not the obligation secured thereby shall have been assumed, and (iii) to the extent not otherwise included, all Capitalized Lease Obligations of such Person and all obligations of such Person with respect to leases constituting part of a sale and lease-back arrangement.

     "Lien" means, with respect to any property, any security deed, mortgage, deed to secure debt, deed of trust, lien, pledge, assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other encumbrance of any kind in respect of such property.

     "Management Agreements" means the management agreements between the Partnership Guarantor (whether as an original party or as successor-by-merger to F.M.S.C., Inc., a Florida corporation) and the Borrower pursuant to which the Guarantor manages the Projects, as said management agreements may be amended or supplemented from time to time.

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     "Materially Adverse Effect" means any act, omission or undertaking which would, singly or in the aggregate, have a materially adverse effect upon the business, assets, liabilities, financial condition, results of operations or business prospects of the Guarantors or any of the Partnership Guarantor's Subsidiaries or the ability of the Guarantors to perform any material obligations under this Guaranty Agreement.

     "Multiemployer Plan" has the meaning set forth in Section 4001(a)(3) of ERISA.

     "Necessary Authorizations" means with respect to any Person, all authorizations, consents, approvals, permits, licenses and exemptions of, filings and registrations with, and reports to, all governmental and other regulatory authorities, whether federal, state or local, and all agencies thereof, required for the operation of the business of such Person and the consummation of the transactions contemplated herein.

     "Net Income" means, as applied to any Person for any fiscal period, the aggregate amount of net income (or net loss) of such Person, after taxes, for such period as determined in accordance with GAAP,

     "Operating Lease Obligations" means all lease obligations other than Capitalized Lease Obligations.

     "Partnership Agreement" means the limited partnership agreement pursuant to which the Partnership Guarantor is organized and existing, as the same may be amended and supplemented from time to time.

     "Permitted Liens" means, as applied to any Person,

     (a) Liens securing taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, but in all cases only if payment shall not at the time be required to be made;

     (b) Liens consisting of deposits or pledges made in the ordinary COURSE of business in connection with, or to secure payment of, obligations under worker's compensation unemployment insurance or similar legislation;

     (c) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on use of real property, which in the sole judgment of the Bank, do not materially detract from the value of such property or impair the use thereof in the business of the Guarantors;

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     (d) Liens of record as of the date of delivery of this Guaranty Agreement acceptable to the Bank;

     (e) Liens in favor of the Bank; and

     (f) Purchase money security interests which arise by operation of law for a period of twenty-one (21) days after the inception thereof.

     "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

     "Plan" means an employee benefit plan or other plan maintained for employees of any Person.

     "Prohibited Transaction" means a transaction which is prohibited under
Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA


     "Reportable Event" shall have the meaning set forth in Title IV of ERISA

     "Revolver Agreement" means that certain Revolving Credit Loan Agreement dated as of March 31, 1987, by and among the Partnership Guarantor, as borrower, Third National Bank in Nashville, The Citizens and Southern National Bank and Commerce Union Bank, collectively as lenders; and Third National Bank in Nashville, as agent, providing for a $30,000,000 revolving line of credit.

     "Single Employer Plan" means any Plan which is not a Multiemployer Plan.

     "Subordinated Debt" means the Indebtedness of the Partnership Guarantor which is subordinated in right of payment to the obligations of the Partnership Guarantor under this Guaranty Agreement.

     "Subsidiary. shall mean, as applied to any Person, (a) any of which more than 50% of the outstanding stock (other than directors' qualifying shares) having ordinary voting power to elect a majority of its board of directors (or other governing body), regardless of the existence at the time of a right of the holders of any class or classes (however designated) of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership of which more than 50% of the outstanding partnership interests is, at the time, owned by such Person or by one or more

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Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such person, and (b) any other entity which is controlled or capable of being controlled by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person.

     "Tangible Net Assets" shall mean, with respect to any Person, the aggregate amount of all items categorized as assets on the balance sheet of such Person, including, without limitation, Equity and Subordinated Debt, but excluding all except $1,167,000 of deferred assets and all other items which would be considered "intangible assets" under GAAP, including goodwill, trademarks, service marks, formulae, franchise rights and patents.

     "Tangible Net Worth" shall mean, with respect to any Person, the excess of Tangible Net Assets over Indebtedness (other than Subordinated Debt).

     "Termination Event" means (i) a Reportable Event, (ii) the termination of a Single Employer Plan, or the treatment of a Single Employer Plan amendment as a termination of the Plan under Section 4041 of ERISA or the filing of a notice of intent to terminate a Single Employer Plan, (iii) the institution of proceedings to terminate a Single Employer Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA or (iv) the appointment of a trustee to administer any Single Employer Plan.

     "Working Capital" shall mean, with respect to any Person, the excess of Current Assets over Current Liabilities.

     1.2 Financial Terms. Except as hereinabove provided, all financial terms used in this Guaranty Agreement shall be interpreted in accordance with GAAP,

     1.3. Terms Not Defined Herein. Capitalized terms not defined herein shall, unless otherwise indicated herein, have the meanings ascribed to such terms in the Reimbursement Agreement.

                                   ARTICLE II

                                    Guaranty

     2.1 Guaranty. (a) The Guarantors hereby jointly, severally, absolutely, unconditionally and irrevocably guarantee to the Bank the full and prompt payment of all amounts now or hereafter owing to the Bank by the Borrower under the provisions of the Reimbursement Agreement, under the Mortgages (including, without limitation, indemnification amounts pursuant to

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Section 1.14 thereof), under the Pledge Agreement and under any of the other
Related Documents when and as the same shall become due, whether at the stated maturity thereof, by acceleration or call for prepayment or otherwise, and agree to pay all reasonable expenses and charges (including court costs and attorney's fees and expenses) paid or incurred by the Bank in realizing upon any of the payments hereby guaranteed or in enforcing this Guaranty Agreement.

     (b) The Guarantors hereby jointly, severally, absolutely, unconditionally and irrevocably guarantee to the Bank the full and faithful performance all of the Borrower's obligations under the Financing Agreements to be kept and performed with respect to the completion of the construction, renovation, installation and equipping of the Projects, in accordance with the plans and specifications referred to in the Financing Agreements, free from any liens or claims of any or all persons performing services or labor on the Projects, or any of them, or furnishing materials thereto. If for any reason or under any contingency, the Borrower shall abandon the construction, renovation, installation and equipping of the Projects, or any of them, in accordance with the terms of the applicable Financing Agreements, or shall fail to pay the costs thereof, then, in any such event, the Bank shall have the option to require the Guarantors, or either of them, to assume all responsibility therefor, and the Guarantors hereby agree that they shall jointly and severally assume all responsibility therefor and, at their own cost and expense, cause such Project(s) to be fully completed in accordance with the above-mentioned plans and specifications and applicable Financing Agreement(s), and shall pay and discharge all liens and claims of all persons performing services or labor in connection therewith or furnishing materials hereto which the Borrower shall have failed to pay, whether or not such services, labor or materials shall have been provided for in said plans and specifications.

     (c) The obligations guaranteed by the Guarantors under this Section 2.1 are sometimes hereinafter collectively referred to as the "Guaranteed Obligations.

     2.2 Payments. All payments by the Guarantors shall be paid in lawful money of the United States of America, to Account No. 544-7-74055, at Manufacturers Hanover Trust, 40 Wall Street, New York, New York 10005, for credit to The Toronto-Dominion Bank, New York Branch, in favor of Toronto-Dominion Chicago Branch, or at such other account as the Bank may designate to the Guarantors in writing. Each and every default in payment of sums due and payable under the provisions of this Guaranty Agreement shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises.

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     2.3 Obligations Absolute and Unconditional. The obligations of the
Guarantors under this Guaranty Agreement shall be absolute and unconditional and shall remain in full force and effect until there shall be no Letter of Credit outstanding and all amounts owing to the Bank under the provisions of the Reimbursement Agreement and the other Related Documents and the obligation of the Guarantors under Section 2.1 hereof shall have been paid in full, irrespective of the validity, regularity or enforceability of the Bond Documents, the Letters of Credit or the Reimbursement Agreement or any other Related Document, and, until such payment, shall not be affected, modified or impaired upon the happening from time to time of any event, including, without limitation, any of the following, whether or not with notice to or the consent of the Guarantors, or either of them:

     (a) the compromise, settlement, release or termination of any or all of the obligations, covenants or agreements of the Borrower under the Reimbursement Agreement, the Pledge Agreement, any Mortgage, any Financing Agreement or any other Related Documents;

     (b) the failure to give notice to the Guarantors, or either of them, of the occurrence of a default or an event of default under the terms and provisions of this Guaranty Agreement, the Reimbursement Agreement, the Pledge Agreement, any Indenture, any Mortgage, any Financing Agreement or any other Related Documents;

     (c) the waiver of the payment, performance or observance by any Issuer, any Trustee, the Borrower or any Guarantor of any of the obligations, covenants, or agreements of any of them contained in the Reimbursement Agreement, the Pledge Agreement, any Indenture, any Financing Agreement, any Mortgage or any of the other Related Documents, or this Guaranty Agreement;

     (d) the extension of the time for payment of any principal of or interest on the Bonds or of the time for performance of any other obligations, covenants or agreements under or arising out of the Reimbursement Agreement, any Indenture, any Financing Agreement, the Pledge Agreement, any Mortgage or any of the other Related Documents, or under or arising out of this Guaranty Agreement, or the extension or the renewal of any thereof;

     (e) the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in the Reimbursement Agreement, the Pledge Agreement, any Indenture, any Financing Agreement, any Mortgage or any other Related Document;

     (f) the taking or the omission of any of the actions referred to in the Reimbursement Agreement, the Pledge Agreement, any Indenture, any Financing Agreement, any Mortgage or any other Related Documents or this Guaranty Agreement;

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     (g) any failure, omission, delay or lack on the part of any Issuer, any
Trustee or the Bank to enforce, assert or exercise any right, power or remedy conferred on any Issuer, any Trustee or the Bank in this Guaranty Agreement, the Reimbursement Agreement, the Pledge Agreement, any Indenture, any Financing Agreement, any Mortgage or any other Related Document, or any other act or acts on the part of any Issuer, any Trustee, the Bank or any holder at any time or from time to time of the Bonds;

     (h) the voluntary or involuntary liquidation, dissolution, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting any Guarantor, the Borrower or any Issuer or any of the assets of them, or any allegation or contest of the validity of this Guaranty Agreement in any such proceeding or the sale or other disposition of all or substantially all the assets of any Issuer, the Borrower or any Guarantors; and this Guaranty Agreement shall continue to be effective or be reinstated, as the case may be, if, at any time, payment, or any part thereof, pursuant to Section 2.1 hereof, is rescinded or must otherwise be restored or returned by the Bank upon any of the events listed in this subsection (h) or otherwise, as though such payment has not been made;

     (i) to the extent permitted by applicable law, the release or discharge of the Guarantors, or either of them, from the performance or observance of any obligation, covenant or agreement contained in this Guaranty Agreement by operation of law;

     (j) the default or failure of the Guarantors, or either of them, fully to perform any of the obligations thereof set forth in this Guaranty Agreement;

     (k) the failure of the Bank to comply with the terms of the this Guaranty Agreement, the Reimbursement Agreement, the Pledge Agreement, any Mortgage or any of the other Related Documents;

     (1) the invalidity or unenforceability of the Reimbursement Agreement, the Pledge Agreement, any Indenture, any Financing Agreement, any Mortgage or any other Related Documents;

     (m) the sale, assignment or mortgaging or the purported sale, assignment or mortgaging of all or any part of the Projects; or

     (n) any other cause, whether similar or dissimilar to the foregoing.

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     2.4 No set-off.  No set-off counterclaim, reduction, or diminution of any obligation, or, to the extent permitted by applicable law, any defense of any kind or nature which the Guarantors or the Borrower, or any of the foregoing, has or may have against any Issuer, any Trustee or the Bank shall be available hereunder to the Guarantors, or either of them.

     2.5 Right to Proceed against Guarantors-First. In the event of a default in payment of any amount owing to the Bank from time to time under the provisions of the Reimbursement Agreement, the Pledge Agreement, any Mortgage or any other Related Document, whether at the stated maturity thereof, by acceleration or call for prepayment or otherwise, and in each instance the expiration of any applicable cure period provided for in the Reimbursement Agreement, the Pledge Agreement, such Mortgage or any other such Related Document, the Bank may proceed hereunder, and the Bank, in its sole discretion, shall have the right to proceed first and directly against the Guarantors, or either of them, under this Guaranty Agreement without proceeding against the Borrower or exhausting any other remedies which it may have and without resorting to any other security held by the Bank.

     2.6 Waiver of Notice. The Guarantors hereby expressly waive: (a) notice of acceptance of this Guaranty Agreement, (b) notice of the existence or creation of all or any of the Guaranteed Obligations, (c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever, (d) all diligence in collection or protection of or realization upon the Guaranteed Obligations or any part thereof, any obligation hereunder, or any security for any of the foregoing, except as provided by law, and (e) all rights of subrogation, all rights to enforce any remedy the Bank may have against the Borrower and all rights to participate in any security held by the Bank for the Guaranteed Obligations until the Guaranteed Obligations have been paid or performed in full.

     2.7 Attorneys Fees and Expenses. The Guarantors jointly and severally agree to pay all costs, expenses and fees, including all reasonable attorney's fees, which may be incurred by the Bank in amending this Guaranty, in enforcing or attempting to enforce this Guaranty Agreement following any default on the part of the Guarantors, or either of them, hereunder, whether the same shall be enforced by suit or otherwise, or in consenting to any action not otherwise permitted hereunder.

     2.8 Assignment of Guaranteed Obligations by Bank. The Bank may, without notice of any kind, sell, assign or transfer all or any of the Guaranteed Obligations, and in such event each and every immediate and successive assignee, transferee, or holder of all or any of the Guaranteed Obligations, shall have the right to

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


enforce this Guaranty Agreement, by suit or otherwise, for the benefit of such assignee, transferee or holder as fully as if such assignee, transferee or holder were herein by name specifically given such rights, powers and benefits, but the Bank shall have an unimpaired right, prior and superior to that of any such assignee, transferee or holder, to enforce this Guaranty Agreement for the Bank's benefit, as to so much of the Guaranteed Obligations as the Bank has not sold, assigned or transferred.

                                   ARTICLE III

                         Representations and Warranties

     3.1 The Partnership Guarantor represents and warrants that:

     (a) Organization; Power, Qualification. The Partnership Guarantor is a limited partnership duly organized, validly existing under the laws of the state of its organization, each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and the Partnership Guarantor and each of its Subsidiaries has the power and authority, corporate, partnership and otherwise, to own or lease and operate their respective properties and to carry on their respective businesses as now being and hereafter proposed to be conducted and are duly qualified and in good standing as a foreign partnership or corporation, as the case may be, and authorized to do business, in each jurisdiction in which the character of their respective properties or the nature of their respective businesses requires such qualification or authorization, and in which failure to so qualify would have a Materially Adverse Effect.

     (b) Authorization. The Partnership Guarantor has the power and has taken all necessary action to authorize it to execute, deliver and perform this Guaranty Agreement in accordance with its terms and to consummate the transactions contemplated hereby. This Guaranty Agreement has been duly executed and delivered by the Partnership Guarantor and is a legal, valid and binding obligation of the Partnership Guarantor, enforceable in accordance with its terms, subject, as to enforcement of remedies, to the following qualifications:
(i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law, and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Partnership Guarantor).

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     (c) Subsidiaries. Except as listed on Exhibit "A" attached hereto, the
Partnership Guarantor has no Subsidiaries. With respect to each Subsidiary of the Partnership Guarantor, Exhibit "A" also sets forth (i) the state of its incorporation; (ii) all jurisdictions in which such Subsidiary is qualified to do business as a foreign corporation; (iii) the address of the principal place of business and chief executive office of such Subsidiary; and (iv) the name and registered office of the registered agent appointed by such Subsidiary.

     (d) Compliance with Laws, etc. of Guaranty Agreement and Contemplated Transactions. The execution, delivery and performance of this Guaranty Agreement in accordance with its terms and the consummation of the transactions contemplated hereby do not and will not (i) violate any Applicable Law, (ii) conflict with, result in a breach of, or constitute a default under the Partnership Agreement of the Partnership Guarantor or under any material indenture, agreement, or other instrument to which the Partnership Guarantor is a party or by which it or any of its properties may be bound, or, (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Partnership Guarantor except Permitted Liens.

     (e) Necessary Authorizations. The Partnership Guarantor and each of its Subsidiaries has secured all Necessary Authorizations, and all such Necessary Authorizations are in full force and effect. None of said Necessary Authorizations are the subject of any pending or, to the best of the Partnership Guarantor's knowledge, threatened attack or revocation, by the grantor of the Necessary Authorization. The Partnership Guarantor is not required to obtain any additional Necessary Authorizations in connection with the execution, delivery and performance of this Guaranty Agreement.

     (f) Title to Properties. The Partnership Guarantor and each of its Subsidiaries has good, marketable and legal title to, or a valid leasehold interest in, all of their respective material properties and assets, and none of such properties or assets is subject to any Liens which materially detract from the value of such properties or assets or materially interferes with the business or operations of the Partnership Guarantor or any of its Subsidiaries as presently conducted or proposed to be conducted. All improvements on the real estate owned by, leased to or used by the Partnership Guarantor and its Subsidiaries conform in all material respects to all applicable state and local laws, zoning and building ordinances and health and safety ordinances, and such real estate is zoned for the various purposes for which such real estate and improvements thereon are presently being used.

     (g) Collective Bargaining. There are no material grievances, disputes or controversies with any union or any other organization of the employees of the Partnership Guarantor or any of its Subsidiaries or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

     (h) Taxes. All federal, state and other tax returns of the Partnership Guarantor and each of its Subsidiaries required by law to be filed have been duly filed, and all federal, state and other taxes, assessments and other governmental charges or levies upon the Partnership Guarantor and each of its Subsidiaries and any of their respective properties, income, profits and assets, which are due and payable, have been paid, except any such the payment of which the Partnership Guarantor or any of its Subsidiaries, as applicable, is contesting in good faith by appropriate proceedings and for which adequate reserves have been provided on the books of the Partnership Guarantor or any of its Subsidiaries, as applicable, and as to which neither any Lien other than a Permitted Lien has attached nor any foreclosure, distraint, sale or similar proceedings have been commenced. The charges, accruals and reserves on the books of the Partnership Guarantor and each of its Subsidiaries in respect of taxes are, in the reasonable judgment of the Partnership Guarantor, adequate.


     (i) Financial Statements. The Partnership Guarantor has furnished, or caused to be furnished, to the Bank financial statements for the Partnership Guarantor and its Subsidiaries on a consolidated basis which are complete and correct in all material respects and present fairly in accordance with GAAP, the financial position of the Partnership Guarantor and its Subsidiaries on a consolidated basis as at June 30, 1987 and the results of operations for the periods then ended. Except as disclosed in such financial statements, neither the Partnership Guarantor nor any of its Subsidiaries had any material liabilities, contingent or otherwise, and there are no material unrealized or anticipated losses of the Partnership Guarantor or any of its Subsidiaries, which have not heretofore been disclosed in writing to the Bank.

     (j) No Adverse Channel. Since June 30, 1987, there has occurred no event which would have a Materially Adverse Effect.

     (k) Investments and Guaranties. The Partnership Guarantor" has not made investments in, advances to, or guaranties of, the obligations of any Person, except as reflected in the financial statements referred to in Section 3.1(i) above or as otherwise disclosed to the Bank in writing.

     (1) Liabilities, Litigation etc. Except for liabilities incurred in the normal course of business, neither the Partnership Guarantor nor any of its Subsidiaries has any material (individually or in the aggregate) liabilities, direct or contingent, except as disclosed or referred to in the financial statements referred to in Section 3.1(i) above. Except as described in such financial statements or on Exhibit "B" attached hereto, there is no litigation, legal or administrative proceeding, investigation or other action of any nature pending or, to the knowledge of the Partnership Guarantor, threatened against or effecting the Partnership Guarantor or any of its Subsidiaries or any of their respective properties which involves the possibility of any judgment or liability not fully covered by insurance, and which may have a Materially Adverse Effect. The Partnership Guarantor knows of no unusual or unduly burdensome restriction, restraint or hazard relative to the business or properties of the Partnership Guarantor or any of its Subsidiaries except as previously disclosed to the Bank in writing.

     (m) ERISA. No Reportable event has occurred and is continuing with respect to any Plan of the Partnership Guarantor or any of its Subsidiaries and neither the Partnership Guarantor nor any of its Subsidiaries has any material unfunded liability; for vested benefits. Neither the Partnership Guarantor nor any of its Subsidiaries has incurred any material Accumulated Funding Deficiency or incurred any material liability to the Pension Benefit Guaranty Corporation established under ERISA (or any successor thereto under ERISA) in connection with any Plan.

     (n) Patents, Trademarks, Franchises, etc. The Partnership Guarantor and each of its Subsidiaries owns, possesses or has the right to use all necessary patents, trademarks, trademark rights, trade names, trade name rights, service marks, copyrights, franchises and licenses, and rights with respect thereof, necessary to conduct its business as now conducted, without known conflict with any patent, trademark, tradename, servicemark, franchise, license or copyright of any other Person, and in each case, subject to no mortgage, pledge, lien, lease, encumbrance, charge, security interest, title retention agreement or option. All such patents, trademarks, trademark rights, tradenames, tradename rights, servicemarks, copyrights, franchises and licenses are in full force and effect, the holder thereof is in full compliance in all material respects with all of the provisions thereof, and no such asset or agreement is subject to any pending or, to the best of the Partnership Guarantor's knowledge, threatened attack of revocation.

     (o) Compliance with Law: Absence of Default. The Partnership Guarantor and each of its Subsidiaries is in compliance with all Applicable Laws non-compliance with which would have a Materially Adverse Effect and with all of the provisions of their respective partnership agreements, articles of incorporation and by-laws, as the case may be, and no event has occurred or failed to occur, which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, (i) an Event of Default or (ii) a default by the Partnership Guarantor or any of its Subsidiaries under any other indenture, agreement or other instrument, or any judgment, decree or order to which the Partnership Guarantor or any of its Subsidiaries is a party or by which the Partnership Guarantor or any of its Subsidiaries or any of their respective properties may be bound, which default could have a Materially Adverse Effect.

     (p) Casualties: Taking of Properties etc. Neither the business nor the properties of the Partnership Guarantor or any of its subsidiaries has been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces or acts of God or of any public enemy.

     (q) Accuracy and completeness of Information. All information, reports and other papers and data relating to the Partnership Guarantor or any of its Subsidiaries furnished to the Bank were, at the time the same were so furnished, complete and correct in all material respects to the extent necessary to give the Bank a true and accurate knowledge of the subject matter. No fact is currently known to the Partnership Guarantor which has or could reasonably be expected to have a Materially Adverse Effect. No information, exhibit or report furnished or to be furnished by the Partnership Guarantor to the Bank in connection with this Guaranty Agreement, including all financial statements of the Partnership Guarantor previously delivered to the Bank, contain as of the date thereof, or will contain as of the Date of Issuance of any Letter of Credit, any material misstatement of fact or fail or will fail to state any material fact, the omission of which would render the statements therein materially false or misleading.

     (r) Business. The Partnership Guarantor is engaged in the business of owning and operating licensed nursing homes and other health care facilities.

     (s) Investments, Advances, and Guaranties. The Partnership Guarantor has not made investments in, advances to, or guaranties of, the obligations of any Person, or committed or agreed to do any of these things, except as reflected in the Financial Statements or as previously disclosed to the Bank in writing.

     (t) Regulation U. The Partnership Guarantor is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock within the meaning of Regulation of the Board of Governors of the Federal Reserve System.

     (u) Personal Holding Company. The Partnership Guarantor is not a "personal holding company" as defined in Section 542 of the Code.

     (v) Tax Shelter. The Partnership Guarantor is not a "tax shelter" as defined in Section 6111 of the Code.

     (w) Filings. To the date hereof, the Partnership Guarantor has filed all reports and statements required to be filed with the Securities and Exchange Commission, if any, and any stock exchange which lists securities issued by the Partnership Guarantor. As of their respective dates, such reports and statements complied in all material respects with all rules and regulations promulgated by the Securities and Exchange Commission and such stock exchanges and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (x) Solvency. The Partnership Guarantor and its Subsidiaries are now and at all times hereafter shall be solvent and able to pay their respective debts as they mature, and the Partnership Guarantor and its Subsidiaries now own and shall at all times hereafter own property whose fair salable value is greater than the amount required to pay their respective debts.

     (y) Capital. The Partnership Guarantor and its Subsidiaries now have and shall have at all times hereafter capital sufficient to carry on their respective businesses and transactions and all businesses and transactions in which they are about to engage.

     (z) Healthcare Compliance. The Partnership Guarantor and each of its Subsidiaries have all permits, licenses, authorizations and approvals material to the lawful ownership (or lease) and operation of each Facility, and each such Facility is in substantial compliance with all zoning laws, building codes, environmental protection laws and other laws material to the use, occupancy and ownership thereof, and each such Facility may be expanded and/or rebuilt in the event of a casualty without violation of applicable zoning laws and has access to utilities sufficient to satisfy its needs. Each Facility, except as provided in Exhibit "C" hereto, is entitled to participate in, or is a party to, the Medicare, Medicaid and, to the best of the

Partnership Guarantor's knowledge after due inquiry, all other public and private reimbursement programs applicable to facilities of the same type as such facility. All certifications and contracts allowing participation in such reimbursement programs are in full force and effect and have not been amended or otherwise modified, rescinded, revoked or assigned as of the date hereof. Each Facility, except as provided in Exhibit "C" hereto, is in such material compliance with the requirements of Medicare, Medicaid and all other public and private reimbursement programs applicable thereto that reimbursement thereunder will not be affected or impaired by any noncompliance therewith.

     (aa) Tax-Exempt Status of Bonds. The Partnership Guarantor has not taken any action which would cause interest on the Bonds and the Refunded Bonds, or any of them, to be subject to federal income taxation.

     (bb) Management Agreements Facility Guaranty Agreements. The Partnership Guarantor has heretofore furnished the Bank with true, correct and complete copies of the Management Agreements and the Facility Guaranty Agreements and all amendments thereto. Except as so amended, none of the Management Agreements or the Facility Guaranty Agreements has been modified, amended or terminated, and each of the Management Agreements and the Facility Guaranty Agreements is in full force and effect.

     3.2 The Individual Guarantor represents and warrants that:

     (a) Due Execution, Etc. The Individual Guarantor has the power and legal capacity to execute, deliver and perform this Guaranty Agreement in accordance with its terms and to consummate the transactions contemplated hereby. This Guaranty Agreement has been duly executed and delivered by the Individual Guarantor and is a legal, valid and binding obligation of the Individual Guarantor, enforceable in accordance with its terms, subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law, and
(ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Individual Guarantor).


     (b) Compliance with Laws, etc. of Guaranty Agreement and Contemplated Transactions. The execution, delivery and performance of this Guaranty Agreement in accordance with its terms and the consummation of the transactions contemplated hereby do not and will not (i) violate any Applicable Law, (ii) conflict with, result in a breach of, or constitute a default under any material indenture, agreement, or other instrument to which the Individual Guarantor is a party or by which he or any of his properties may be bound, or, (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Individual Guarantor except Permitted Liens.

     (c) Liabilities, Litigation, etc. The Individual Guarantor does not have any material (individually or in the aggregate) liabilities, direct or contingent, except as disclosed in Exhibit "B" hereto. Except as so disclosed, there is no litigation, legal or administrative proceeding, investigation or other action of any nature pending or, to the knowledge of the Individual Guarantor, threatened against or affecting the Individual Guarantor which involves the possibility of any judgment or liability not fully covered by insurance, and which may have a Materially Adverse Effect.

     (d) Solvency. The Individual Guarantor is now and at all times hereafter shall be solvent and able to pay his debts as they mature.

     3.3 Survival of Representations and Warranties, etc. All representations and warranties made under this Guaranty Agreement shall be deemed to be made, and shall be true and correct, at and as of the date of delivery of this Guaranty Agreement and at as of the date of each Drawing, except to the extent previously fulfilled in accordance with the terms hereof and to the extent subsequently inapplicable. All representations and warranties made under this Guaranty Agreement shall survive, and not be waived by, the honoring of any Drawing by the Bank or by any investigation or inquiry by the Bank.

                                   ARTICLE IV

                                Special Covenants

     Until this Guaranty Agreement is terminated, the Guarantors covenant and agree as follows:

     4.1 Preservation of Existence and Similar Matters. The Partnership Guarantor and each of its Subsidiaries will, subject to the provisions of
Section 4.16 hereof, (i) preserve and maintain their respective existence, rights, franchises, licenses and privileges in their respective states of incorporation or organization, as the case may be, including, without limitation, all Necessary Authorizations and (ii) qualify and remain qualified and authorized to do business in each jurisdiction in which the character of properties or the nature of businesses requires such qualification or authorization.

     4.2 Compliance with Applicable Law. The Partnership Guarantor will comply with the requirements of all Applicable Law.

     4.3 Maintenance of Properties. The Partnership Guarantor will maintain and will cause each of its Subsidiaries to maintain or cause to be maintained in the ordinary course of business in good repair, working order and condition all properties used or useful in their respective businesses (whether owned or held under lease), and from time to time to make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, betterments and improvements thereto.

     4.4 Accounting Methods and Financial Records. The Partnership Guarantor will maintain and will cause each of its Subsidiaries to maintain a system of accounting established and administered in accordance with GAAP, keep adequate records and books of account in which complete entries will be made in accordance with such accounting principles consistently applied and reflecting all transactions required to be reflected by such accounting principles.

     4.5 Payment of Taxes and Claims. The Guarantors and each of the Partnership Guarantor's Subsidiaries will pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien or charge upon any of its properties; except that, no such tax, assessment, charge, levy or claim need be paid which is being contested in good faith by appropriate proceedings and, in the case of the Partnership Guarantor, for which adequate reserves shall have been set aside on the appropriate books, but only so long as such tax, assessment, charge, levy or claim does not become a Lien or charge other than a Permitted Lien and no foreclosure, distraint, sale or similar proceedings shall have been commenced and remain unstayed for a period of thirty (30) days after such commencement. The Guarantors and each of the Partnership Guarantor's Subsidiaries shall timely file all information returns required by federal, state or local tax authorities.


     4.6 Visits and Inspections. The Partnership Guarantor will permit and will cause each of its Subsidiaries to permit representatives of the Bank to (i) visit and inspect the properties of the Partnership Guarantor and each of its Subsidiaries during normal business hours, (ii) inspect and make extracts from and copies of its books and records, and (iii) discuss with its principal officers its businesses, assets, liabilities, financial positions, results of operations and business prospects relating to the Partnership Guarantor and each of its Subsidiaries.

     4.7 payment of Indebtedness. The Partnership Guarantor and each of its Subsidiaries will, subject to any provisions therein regarding subordination, pay any and all of its Indebtedness when and as the same becomes due, other than amounts duly disputed in good faith the non-payment of which would not have a Materially Adverse Effect.

     4.8 ERISA The Partnership Guarantor will at all times make, or cause to be made, prompt payment of contributions required to meet the minimum funding standards set forth in ERISA with respect to its and its Affiliates' employee benefit plans; promptly after the filing thereof, furnish to the Bank copies of any annual report required to be filed pursuant to ERISA in connection with each such plan of it and its Affiliates; notify the Bank as soon as practicable of any Reportable Event and of any additional act or condition arising in connection with any such plan which the Partnership Guarantor believes might constitute grounds for the termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer such plan; and furnish to the Bank, promptly upon the Bank's request therefor such additional information concerning any such employee benefit plan as may be reasonably requested by the Bank.

     4.9 Audited Annual Financial Statements and Information: Certificate of No Default. The Partnership Guarantor will furnish to the Bank, within one hundred twenty (120) days after the end of each fiscal year of the Partnership Guarantor, the balance sheets of the Partnership Guarantor as at the end of such fiscal year and the related statements of income, retained earnings and changes in financial position of the Partnership Guarantor for such fiscal year, on a consolidated and a consolidating basis with the Partnership Guarantor's Subsidiaries, setting forth in comparative form the figures as at the end of and (except for the first year after the date hereof) for the previous fiscal year and certified without qualifications or with only such qualifications as shall be acceptable to the Bank by independent certified public accountants of recognized standing reasonably satisfactory to the Bank, whose opinion shall be in scope and substance satisfactory to the Bank, and who shall have authorized the Partnership Guarantor to deliver such -- financial statements and opinion thereon to the Bank pursuant to this Guaranty Agreement. In the event that any such financial statements are qualified by the independent certified public accountants preparing such financial statements, such accountants shall submit to the Bank, with such financial statements, their certificate to the effect that in making the examination necessary for their audit they have obtained no knowledge of the occurrence of an Event of Default or any fact or circumstance which, with notice or lapse of time, or both, would constitute an

Event of Default, or if they have obtained knowledge of any such Event of Default or any such fact or circumstance, disclosing the nature and period of existence of such Event of Default or of such fact or circumstance.

     4.10 Quarterly Financial Statements and Information. The Partnership Guarantor will furnish to the Bank, within sixty (60) days after the last day of each of the first three quarters in each fiscal year of the Partnership Guarantor, the balance sheets of the Partnership Guarantor as at the end of such quarter and the related statements of income and retained earnings of the Partnership Guarantor for such quarter and for the elapsed portion of the fiscal year ended with the last day of such quarter, all of which shall be on a consolidated and a consolidating basis with Partnership Guarantor's Subsidiaries and certified by a person authorized to make such certification on behalf of the Partnership Guarantor, as the case may be, to be, in his opinion, complete and correct in all material respects and to present fairly, in accordance with GAAP, the statements of financial position of the Partnership Guarantor as at the end of each period and the results of operations for such period, and for the elapsed portion of the year ended with the last day of such period, subject only to normal year-end adjustments.

     4.11 Quarterly Performance Certificates. The Partnership Guarantor shall furnish the Bank, within sixty (60) days after the last day of each of the first three quarters in each fiscal year of the Partnership Guarantor, and within one hundred twenty (120) days after the last day of the fourth quarter of each fiscal year, a certificate of an Authorized Signatory:

     (a) setting forth as at the end of such quarterly period or fiscal year, as the case may be, the arithmetical calculations required to establish whether or not the Partnership Guarantor, on a consolidated basis, was in compliance with the requirements of Section 4.14 hereof; and

     (b) stating that, to the best of his knowledge, no Event of Default, and no fact or circumstance which with notice or the passage of time or both would constitute an Event of Default, has occurred as at the end of such quarterly period or year, as the case may be, or, if an Event of Default or any such fact or circumstance has occurred disclosing each such Event of Default, fact and circumstance and its nature, when it occurred, whether it is continuing and the steps being taken by the Partnership Guarantor with respect to such default or Event of Default.

     4.12 Copies of Other reports. The Partnership Guarantor shall furnish the following documents and information to the Bank:

     (a) promptly upon receipt thereof, copies of all reports, if any, submitted to the Partnership Guarantor by the Partnership Guarantor's independent public accountants regarding the Partnership Guarantor or any of its Subsidiaries, including, without limitation, any management report prepared in connection with the annual audit referred to in Section 4.9 hereof.

     (b) within forty-five (45) days after the end of each calendar year, annual projections of operating income and expenses for the Partnership Guarantor, and all material amendments and changes thereafter to the same.

     (c) from time to time and promptly upon each request, such data, certificates, reports, statements, opinions of counsel, documents or further information regarding the business, assets, liabilities, financial position, projections, results of operations or business prospects of the Partnership Guarantor or any of its Subsidiaries as the Bank reasonably may request.

     (d) promptly after the preparation of the same, copies of all reports or financial information filed with the Securities and Exchange Commission.

     4.13 Notice of Litigation and Other Matters. The Guarantors will give the Bank prompt notice of the following events after Guarantors have, or in the exercise of reasonable diligence should have, received notice thereof:

     (a) the commencement of all proceedings and investigations by or before any governmental body and all actions and proceedings in any court or before any arbitrator (1) against, or (2) (to the extent known to any Guarantor) in any other way relating adversely to, the Guarantors, or either of them, or any of the Partnership Guarantor's Subsidiaries or any of their respective assets or businesses which, if adversely determined, would singly or when aggregated with all other such proceedings, investigations and actions, if adversely determined, have a Materially Adverse Effect;

     (b) any material adverse change with respect to the business, assets, liabilities, financial position, results of operations or business prospects of the Guarantors, or either of them, or any of the Partnership Guarantor's Subsidiaries other than changes in the ordinary course of business the effects of which have not had a Materially Adverse Effect;

     (c) any event of default or the occurrence or nonoccurrence of any event which constitutes, or which with the passage of time or giving of notice, or both, would constitute, an event of default by the Guarantors, or either of them, or any the Partnership Guarantor's of Subsidiaries under any material agreement other than this Guaranty Agreement to which any such Guarantor or any of the Partnership Guarantor's Subsidiaries is a party or by which their respective properties may be bound, giving in each case the details thereof and specifying the action proposed to be taken with respect thereto; and


     (d) copies of all notices of actual suspension or revocation of participation or qualification with respect to (A) the Medicare or Medicaid programs, (B.) any private health insurance program issued by any Governmental Authority having jurisdiction over the licensing or operation of any of the Projects or any other health care related assets or operations of the Partnership Guarantor and any of its Subsidiaries, or (C) any private insurance company.

     4.14 Financial Covenants. The Partnership Guarantor will maintain at all times:

     (a) a Current Ratio greater than or equal to 1.5 to 1;

     (b) Working Capital greater than or equal to $7,500,000;

     (c) a ratio of Funded Debt to Tangible Net Worth less than or equal to (i)
4.50 to 1.0 for the period from the date of delivery of this Guaranty Agreement through March 31, 1988; (ii) 4.25 to 1.0 for the period from April 1, 1988 through September 30, 1988; and (iii) 4.0 to 1.0 thereafter; provided, however, that if at any time during any of the periods set forth above the Partnership Guarantor shall (i) issue Equity or Subordinated Debt or (ii) sell any of its assets and, as a result of either of such events, the Partnership Guarantor obtains proceeds which causes the Partnership Guarantor to have a ratio of Funded Debt to Tangible Net Worth which is less than the above ratios, then the Partnership Guarantor shall thereafter maintain the lesser of such ratio or, during succeeding periods, the ratio set forth above for such succeeding periods and further provided, that at no time shall the Partnership Guarantor be required to maintain a ratio of Funded Debt to Tangible Net Worth which is less than 4.0 to 1.0.

     (d) Consolidated Tangible Net Worth of not less than (i) $32,000,000 for the period from the date of delivery of this Guaranty Agreement through December 30, 1987. (ii) $36,000,000 for the period from December 31, 1987 through December 30, 1988; and (iii) $40,000,000 at all times thereafter provided, however, that at such time as the Partnership Guarantor shall have maintained its (a) Current Ratio at not less than 1.5 and (b) ratio of Funded Debt to Tangible Net Worth at not more than 3.5 to 1.0 for two consecutive fiscal quarters, then for so long as the Partnership Guarantor continues to maintain such ratios, the Partnership Guarantor shall instead maintain its Tangible Net

Worth at not less than the following amounts for the following periods: (i) $32,000,000 for the period from the date delivery of this Guaranty Agreement through December 30, (ii) $34,000,000 for the period from December 31, 1987 through December 30, 1988 and (iii) $36,000,000 at all times the and

     (e) a Debt Service Coverage Ratio of at least 1.3 to

     4.15 Amendment of Bond Documents. The Partnership Guarantor will not amend, modify, supplement or terminate Bond Documents, or any of them, or permit or consent to an amendment, modification, supplementation or termination, were the Bank's prior written consent.

     4.16 No Merger Consolidation or Sale of Assets. The Partnership Guarantor will not dissolve or otherwise dispose all or substantially all of its assets and will not console with or merge into another partnership or corporation or per one or more other partnerships or corporations to consolidate with or merge into it without the prior written consent of Bank; provided that, so long as no Event of Default then and is continuing hereunder, the Partnership Guarantor may consolidate with the Borrower, allow the Borrower to merge the Partnership Guarantor, or acquire all or substantially the assets of the Borrower, provided further, that (a) the Partnership Guarantor is the surviving, resulting or transfer entity (as the case may be), (b) the Partnership Guarantor assumes in writing the Borrower obligations under the Reimbursement Agreement, the Pledge Agreement, any applicable Mortgage(s) and such other Related Documents as the Bank require, (c) immediately following the consummation of such consolidation, merger or asset acquisition, the Partnership Guarantor is in compliance with each and every covenant set in Section 4.14 hereof, as evidenced to the Bank by an opinion independent certified public accountants of recognized satisfactory to the Bank, and (d) the Partnership Guarantor furnishes to the Bank such additional agreements, certificate title insurance and legal opinions (including, without limitation, an opinion of nationally recognized bond counsel satisfactory to the Bank that such consolidation, merger or acquisition of assets will not adversely affect the exemption from federal income taxation of interest on the Bonds) as Bank may require. Notwithstanding the immediately preceding sentence so long as no Event of Default shall exist and be continuing hereunder, the Partnership Guarantor may incorporate itself (whether by consolidation with or merger into a corporation, or otherwise), provided that
(i) the surviving resulting entity (as the case may be) is a corporation incorporated under the laws of one of the states of the United States of America and, if not incorporated under the laws of a

State of Florida is duly qualified to transact business in the State of Florida,
(ii) such surviving or resulting corporation assumes in writing the obligations of the Partnership Guarantor under this Guaranty, (iii) immediately following the consummation of such consolidation, merger or other incorporation transaction, such surviving or resulting corporation is in compliance with each and every covenant set forth in Section 4.14 hereof, as evidenced to the Bank by an opinion of independent certified public accountants of recognized standing satisfactory to the Bank, and (iv) such surviving or resulting corporation furnishes to the Bank such additional agreements, certificates and legal opinions as the Bank may require.

     4.17 Insurance. The Partnership Guarantor shall use its best efforts to maintain adequate medical malpractice liability insurance at a minimum of $1,000,000 per occurrence and $1,000,000 in the aggregate; and the Partnership Guarantor shall maintain, and cause each of the Partnership Guarantor's Subsidiaries to maintain, with responsible and reputable insurance companies or associations (a) insurance (including, without limitation, comprehensive general liability and hazard insurance insuring replacement value with respect to all of its properties) with respect to its properties and business, in such amounts, covering such risks and having deductibles, as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated or as otherwise is deemed acceptable by the Bank, and (b) workmen's compensation and other insurance as may be required by law.

     4.18 Individual Guarantor Financial Reporting Requirements. Within one hundred twenty (120) days after the end of each calendar year, the Individual Guarantor shall furnish financial statements of the Individual Guarantor in such reasonable detail as may be requested by the Bank. The Individual Guarantor shall also furnish such additional financial information as the Bank may reasonably request from time to time.

                                    ARTICLE V

                                  Subordination

     5.1 Subordination. The Partnership Guarantor hereby agrees that all amounts owing from time to time to the Partnership Guarantor under the Management Agreements and guaranty fees and other payments owing from time to time to the Partnership Guarantor under the Facility Guaranty Agreements, are subordinated in right of payment to the prior payment in full of all amounts now or hereafter owing under the Reimbursement Agreement, the Pledge Agreement, the Mortgages and the other Related Documents, and under this Guaranty Agreement.

                                   ARTICLE VI
                         EVENTS OF DEFAULTS; REMEDIES

     6.1 Events of Default. The occurrence of any of the following events shall be an "Event of Default" hereunder

     (a) any representation or warranty made by the Guarantors, or either of them, herein or in any certificate or financial or other written statement furnished by such Guarantors pursuant to this Guaranty Agreement shall prove to have been untrue or incomplete in any material respect when made; or

     (b) The Guarantors, or either of them, shall fail to perform or observe any term, covenant or agreement contained in Sections 2.1, 4.9, 4.10, 4.11, 4.14,
4.15 or 4.16 to which such Guarantors are subject; or

     (c) The Guarantors, or either of them, shall fail to perform or observe any term, covenant or agreement contained in this Guaranty Agreement and to which such Guarantors are subject, other than those referred to in paragraph (b) of this Section 6.1, and any such failure shall remain unremedied for thirty (30) days after written notice thereof shall have been given to the Guarantors by the Bank or

     (d) any material provision of this Guaranty Agreement shall at any time for any reason cease to be valid and binding on the Guarantors, or either of them, or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by the Guarantors, or either of them, or any Governmental Authority having jurisdiction in the premises, or the Guarantors, or either of them, shall deny that they have any or further liability or obligation under this Guaranty Agreement or

     (e) the Partnership Guarantor shall fail to pay when due and payable, after giving effect to any applicable grace period, the principal of or interest on any Indebtedness in an aggregate amount over $100,000 (excluding Indebtedness guaranteed under this Guaranty Agreement) or the maturity of any such Indebtedness shall have been accelerated or been required to be prepaid prior to the stated maturity thereof or any event shall have occurred and be continuing which with the passage of time or the giving of notice or both, would permit any holder or holders of such Indebtedness any trustee or agent acting on behalf of such holder or holders or any other Person so to accelerate such maturity, unless the Partnership Guarantor's obligation to pay, or the acceleration or required prepayment of, such Indebtedness is being contested or any right of set-off is being asserted by the Partnership Guarantor in good faith by appropriate proceedings and reserves in respect thereof deemed adequate by the Partnership Guarantor have been established on the books of the Partnership Guarantor in accordance with GAAP, or

     (f) a judgment or order for the payment of money shall be entered against the Partnership Guarantor by any court or a warrant of attachment or execution or similar process shall be issued or levied against property of the Partnership Guarantor, which in the aggregate exceeds $100,000 in value over any applicable issuance coverage or reserve previously established on the books of the Partnership Guarantor and such judgment, order, warrant or process shall continue undischarged or unstayed for thirty (30) consecutive days; or

     (g) (1) any Guarantor shall (A) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian or the like of itself or of its property, (B) admit in writing its inability to pay its debts generally as they become due, (C) make a general assignment for the benefit of creditors, (D) be adjudicated a bankrupt or insolvent, or (E) commence a voluntary case under the Federal bankruptcy laws of the United States of America or file a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief or seeking to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or corporate action shall be taken by it for the purpose of effecting any of the foregoing; or (2) if without the application, approval or consent of such Guarantor a proceeding shall be instituted in any court of competent jurisdiction, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking in respect of such Guarantor an order for relief or an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator or custodian or the like of such Guarantor or of all or any substantial part of its assets, or other like relief in respect thereof under any bankruptcy or insolvency law, and, if such proceeding is being contested by such Guarantor in good faith, the same shall (A) result in the entry of an order for relief or any such adjudication or appointment or (B) continue undismissed, or pending and unstayed, for any period of sixty (60) days; or

     (h) an "event of default" shall occur under the provisions of the Revolver Agreement; or

     (i) (A) a Termination Event with respect to a Plan shall occur, (B) any person shall engage in any Prohibited Transaction involving any Plan of the Partnership Guarantor or any Affiliated of the Partnership Guarantor, (C) an Accumulated Funding

Deficiency, whether or not waived, shall exist with respect to any Plan of the Partnership Guarantor or any Affiliate of the Partnership Guarantor (D) the Partnership Guarantor or any Affiliate of the Partnership Guarantor shall be in "default" (as defined in Section 4219(c)(5) of ERISA with respect to payments due to a Multiemployer Plan resulting from the Partnership Guarantor's or such Partnership Guarantor Affiliate's complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA from such Plan, or (E) any other event or condition shall occur or exist with respect to a Single Employer Plan of the Partnership Guarantor or any Affiliate of the Partnership Guarantor except that no such event or condition shall constitute an Event of Default if it, together with all other events or conditions at the time existing, would not subject the Partnership Guarantor to any tax, penalty, debt or liability which, alone or in the aggregate, would have a Materially Adverse Effect on the Partnership Guarantor.

     6.2 Remedies. (a) Upon the occurrence of an Event of Default, the Bank may thereupon exercise such rights and remedies as may be provided in the Reimbursement Agreement, the Pledge Agreement, this Guaranty, any Mortgage and any other Related Documents by reason of such Event of Default in order to enforce the provisions of this Guaranty, with or without the simultaneous exercise of any other such right or remedy under said documents.

     (b) No remedy herein conferred upon or reserved to the Bank is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right of power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time as often as may be deemed expedient. In order to entitle the Bank to exercise any remedy reserved to it in this Guaranty Agreement, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. In the event any provision contained in this Guaranty Agreement should be breached by any party and thereafter duly waived by the other party so empowered to act, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. No waiver, amendment, release or modification of this Guaranty Agreement shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by the parties thereunto duly authorized by this Guaranty Agreement.

                                  ARTICLE VII

                                  Miscellaneous

     7.1 When Obligations Arise. The obligations of the Guarantors hereunder shall arise absolutely and unconditionally the issuance by the Bank of the first Letter of Credit to be issued pursuant to the Reimbursement Agreement.

     7.2 Nature of Guarantors' Obligations. This guaranty Agreement is a continuing obligation of the Guarantors and shall (i) be binding upon the Guarantors, their respective heirs, executors, personal representatives successors and permitted assigns, and (ii) inure to the benefit of and be enforceable by the Bank and its successors, transferees and assigns; provided, that neither of the Guarantors may assign all or any part of this Guaranty Agreement or the rights or obligations of such Guarantor hereunder without the prior written consent of the Bank; and, provided further, that unless the Bank shall agree in writing to release any Guarantor from its rights or obligations hereunder, no such assignment (whether or not consented to by the Bank) shall in itself relieve or release such Guarantor from its obligations hereunder.

     7.3 Notices. All notices, requests and other communications hereunder shall be in writing and shall be given to the party to whom sent, addressed to it as follows:

If directed to the Bank:

     The Toronto-Dominion Bank, Chicago Branch
     Three First National Plaza, Suite 1900
     Chicago, Illinois 60602
     Attention: Senior Manager, Credit Administration

with a copy to:

     The Toronto-Dominion Bank
     U.S.A. Division
     Park Avenue Plaza
     55 East 52nd Street
     New York, New York 10055
     Attention: Senior Manager
                Health Care Finance

If directed to the Partnership Guarantor:

     National HealthCorp L.P.
     814 S. Church Street
     Murfreesboro, Tennessee 37130
     Attention: Richard F. LaRoche, Jr.
                Senior Vice President and General Counsel

If directed to the Individual Guarantor:

     Mr. James O. McCarver
     c/o Florida Convalescent Centers, Inc.
     1111 Mockingbird Lane, Suite 1111
     Dallas, Texas 75247

The Bank and the Guarantors may designate a different address to which such notices should be sent by giving the other written notice thereof. Each such notice, request or communication shall be effective (i) if given by mail, three (3) Business Days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means, when delivered at the address of the party to whom such notice is being delivered.

     7.4 Bank's Right of Set-Off.

     (a) To the fullest extent permitted by law, upon the occurrence and during the continuance of any Event of Default, the Bank is hereby authorized at any time and from time to time, without notice to the Guarantors (any such notice being expressly waived by the Guarantors), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Guarantors, or either of them, against any of the obligations of the Guarantors now or hereafter existing under this Guaranty Agreement, irrespective of whether the Bank shall have made any demand hereunder or thereunder and although such obligations may be unmatured.

     (b) The Bank agrees promptly to notify the Guarantors after any set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. Subject to the provisions of subsection (a), the rights of the Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Bank may have.

     7.5 Jurisdiction; Service of Process. The Guarantors agree that any legal action or proceeding with respect to this Guaranty Agreement or to enforce any judgment obtained against the Guarantors, or against either of them, in connection with this Guaranty Agreement may be brought by the Bank in the courts of the State or in the United States District Court for the Northern District of Illinois, or any other court to the jurisdiction of which the Guarantors, or either of them, or any of their respective properties is or may be subject. The Guarantors each irrevocably submits to the jurisdiction of the courts of the State and of the United States District Court for the Northern District of Illinois, and irrevocably waive any present or future objection to venue in any such court, and any present or future claim that any such court is an inconvenient forum, in connection with any action or proceeding relating to this Guaranty Agreement. Nothing herein shall effect the right of the Bank to serve process in any manner permitted by law or to bring any civil suit, action or proceeding against the Guarantors, or either of them, or their respective property in the courts of any jurisdiction in which venue may be granted.

     (b) For the purposes of any legal action or proceeding brought by the Bank with respect to this Guaranty, the Partnership Guarantor hereby irrevocably designates and appoints CT Corporation System, currently located at 208 South LaSalle Street, Chicago, Illinois, 60604, as its authorized agent for service of process in the State of Illinois. The Bank shall for all purposes be entitled to treat such designee of the Partnership Guarantor as the authorized agent to receive for and on its behalf service of writs or summons or other legal process in the State of Illinois; delivery of such service to its authorized agent shall be deemed to be made when personally delivered to the agent or three (3) days after mailing by registered or certified mail addressed to such authorized agent. In the event that, for any reason, such agent or his successor shall no longer serve as agent of the Partnership Guarantor to receive service of process in the State of Illinois, the Partnership Guarantor shall appoint a person in the State of Illinois as a successor so to serve and advise the Bank thereof so that at all times the Partnership Guarantor will maintain an agent to receive service of process in the State of Illinois on its behalf with respect to this Guaranty Agreement. In the event that, for any reason, service of legal process cannot be made in the manner described above, such service may be made in such other manner as permitted by law.

     7.6 Amendments. This Guaranty Agreement may be amended, and the guarantors may take any action herein prohibited, or omit to perform any act herein required to be performed, only if the Guarantors shall first obtain the written consent of the Bank thereto. No course of dealing between the Guarantors and the Bank nor any delay in exercising any rights hereunder, shall operate as a waiver of any rights of the Bank hereunder.

     7.7 Sole Judgment of the Bank. Unless otherwise specifically indicated, if any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Guaranty Agreement required to be satisfactory to the bank, the determination of such satisfaction shall be made by the Bank in its sole and exclusive judgment exercised in good faith.

     7.8 Severability. Any provision of this Guaranty Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization as to the remaining provisions hereof and shall not affect the validity, enforceability or legality of such provision in any other jurisdiction.

     7.9 Headings. Section headings are included herein for convenience of reference only and shall not constitute a part of this Guaranty Agreement for any other purpose.

     7.10 Governing Law. This Guaranty Agreement is intended to be performed in the State of Illinois, and shall be construed and enforced in accordance with and the rights of the parties shall be governed by, the laws of the State of Illinois.

     7.11 Exhibits. All Exhibits referred to herein are by this reference incorporated herein and made a part hereof.

     7.12 Entire Agreement; Multiple Counterparts. This Guaranty Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     7.13 Time of the Essence. Time is of the essence of this contract.

     IN WITNESS WHEREOF, the Guarantors and the Bank have duly executed and delivered this Guaranty Agreement, or caused same to be duly executed and delivered, under seal, as of the date first above written.



                                        /s/
                                       ---------------------------------- [SEAL]
                                        JAMES O. McCARVER

                                       NATIONAL HEALTHCORP L.P., a
                                       Delaware limited partnership

                                       By: NHC, Inc., a Tennessee
                                           corporation, as Managing
                                           General Partner

                                           By: /s/
                                              ---------------------------------
                                              Title: President



                                           Attest:
                                                  ------------------------------
                                                  Title: SECRETARY

                                                                          [SEAL]

                                                THE TORONTO-DOMINION BANK
                                                   acting through its
                                                   Chicago Branch



                                                By:/S/
                                                   ---------------------
                                                   Title: MANAGER
                                                          CREDIT
                                                          ADMINISTRATION


                                                          [BANK SEAL]